Filed Pursuant to Rule 424(b)(7)
Registration No. 333-289578
The information contained in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED AUGUST 13, 2025
PRELIMINARY PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED AUGUST 13, 2025)
8,800,000 Shares

Solventum Corporation

Common Stock
The selling shareholder identified in this prospectus supplement, 3M Company, is offering 8,800,000 shares of our common stock, par value $0.01 per share (the “common stock”). We will not receive any of the proceeds from the sale of the shares being sold by the selling shareholder.
Our common stock is listed on the New York Stock Exchange under the symbol “SOLV.” On August 12, 2025, the last reported sale price of our common stock was $72.09 per share.
Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page S-6 of this prospectus supplement, on page 4 of the accompanying prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
To the extent there is more than one underwriter named below, the term “underwriter” in this prospectus supplement shall mean either the singular or plural, as the context requires.

	Per share	Total
Public offering price	$	$
Underwriting discount(1)	$	$
Proceeds, before expenses, to selling shareholder	$	$

(1)	See “Underwriting” for a description of the compensation payable to the underwriter.
The underwriter expects to deliver the shares to purchasers on or about       , 2025.

Goldman Sachs & Co. LLC	BofA Securities

The date of this prospectus supplement is      , 2025.

PROSPECTUS SUPPLEMENT
PROSPECTUS
We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and in any related free writing prospectus we prepare or authorize. Neither we, the selling shareholder nor the underwriter has authorized anyone to provide you with any other information, and we take no responsibility for any other information that others may provide you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities other than the registered securities to which they relate, nor does this prospectus supplement and the accompanying prospectus constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered hereby, or thereby in any jurisdiction to or from any person whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information appearing or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus is accurate only as of the date thereof, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any related free writing prospectus, or of any sale of our securities. Our business, financial condition and results of operations may have changed since those dates. It is important for you to read and consider all the information contained in this prospectus supplement and the accompanying prospectus and in any related free writing prospectus we prepare or authorize, including the documents incorporated by reference herein or therein, before making your investment decision.
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ABOUT THIS PROSPECTUS SUPPLEMENT
This document has two parts, a prospectus supplement and an accompanying prospectus dated August 13, 2025. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this process, selling shareholders named in the accompanying prospectus or in one or more supplements to the prospectus may offer or sell shares of our common stock in one or more offerings from time to time.
The accompanying prospectus provides you with a general description of our common stock, which the selling shareholder may offer pursuant to this prospectus supplement. This prospectus supplement, which describes certain matters relating to us and the specific terms of this offering of shares of our common stock, adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference therein and herein. Any statement that we make in the accompanying prospectus will be deemed modified or superseded by any inconsistent statement made by us in this prospectus supplement. Terms used in this prospectus supplement that are otherwise not defined have the meanings given to them in the accompanying prospectus.
The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. This information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC, to the extent incorporated by reference, will automatically update and supersede this information. See “Incorporation of Certain Information by Reference.” You should read both this prospectus supplement and the accompanying prospectus together with the additional information incorporated by reference herein and therein, including all documents described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus before investing in our common stock.
Unless the context indicates otherwise, as used in this prospectus supplement, the terms “Solventum,” “Company,” “we,” “our,” “ours” and “us” refer to Solventum Corporation, and, where appropriate, its subsidiaries on a consolidated basis.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INFORMATION
This prospectus supplement and the accompanying prospectus and the documents we have filed with the SEC that are incorporated by reference contain or incorporate by reference statements that relate to future events and expectations and, as such, constitute forward-looking statements that involve risk and uncertainties. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements that reflect Solventum’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, forecasts relating to discussions of future operations and financial performance (including volume growth, pricing, sales and earnings per share growth and cash flows) and statements regarding Solventum’s strategy for growth, future product development, regulatory clearances and approvals, competitive position and expenditures. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Although Solventum believes that the expectations reflected in any forward-looking statements it makes are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such risks and uncertainties include, but are not limited to:
•
the effects of, and changes in, worldwide economic, political, regulatory, international, trade and geopolitical conditions, natural disasters, war, public health crises and other events beyond Solventum’s control;

•	operational execution risks;
•	damage to our reputation or our brands;
•	risks from acquisitions, strategic alliances, divestitures and other strategic events, including the divestiture of our Purification and Filtration business;
•	Solventum’s business dealings involving third-party partners in various markets;
•	Solventum’s ability to access the capital and credit markets and changes in Solventum’s credit ratings;
•	exposure to interest rate and currency risks;
•	the highly competitive environment in which Solventum operates and consolidation in the healthcare industry;
•	reduction in customers’ research budgets or government funding;
•	the timing and market acceptance of Solventum’s new product and service offerings;
•	ongoing working relationships with certain key healthcare professionals;
•	changes in reimbursement practices of governments or private payers or other cost containment measures;
•	Solventum’s ability to obtain components or raw materials supplied by third parties and other manufacturing and related supply chain difficulties, interruptions and disruptive factors;
•
legal and regulatory proceedings and legal compliance risks (including third-party risks) with regards to antitrust, Foreign Corrupt Practices Act and other anti-bribery laws, environmental laws, anti-kickback and false claims laws, privacy laws, tax laws and other laws and regulations in the United States and other countries in which Solventum operates;

•	potential liabilities related to a broad group of perfluoroalkyl and polyfluoroalkyl substances, collectively known as “PFAS”;
•	risks related to the highly regulated environment in which Solventum operates;
•	risks associated with product liability claims;
•	climate change and measures to address climate change;
•	security breaches and other disruptions to information technology infrastructure;

•	Solventum’s failure to obtain, maintain, protect, or effectively enforce its intellectual property rights;
•	pension and postretirement obligation liabilities;
•	any failure by the selling shareholder to perform any of its obligations under the various separation agreements in connection with our spin-off from the selling shareholder (the “Spin-Off”);
•	any failure to realize the expected benefits of the Spin-Off;
•	a determination by the U.S. Internal Revenue Service (“IRS”) or other tax authorities that the Spin-Off or certain related transactions should be treated as taxable transactions;
•	financing transactions undertaken in connection with the Spin-Off and risks associated with additional indebtedness;
•
the risk that incremental costs of operating on a standalone basis (including the loss of synergies), costs of restructuring transactions and other costs incurred in connection with the Spin-Off will exceed Solventum’s estimates;

•
the impact of the Spin-Off on its businesses and the risk that the Spin-Off related transactions may be more difficult, time-consuming or costly than expected, including the impact on its resources, systems, procedures and controls, diversion of management’s attention and the impact on relationships with customers, suppliers, employees and other business counterparties; and

•	the impact of a significant number of shares of our common stock that may be sold by the selling shareholder.
Other potential risk factors include the factors discussed in our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus in their entirety, together with other information in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference. In addition, there may be other factors that may cause our actual results to differ materially from the forward-looking statements.
All forward-looking statements attributable to us apply only as of the date of this prospectus supplement and are expressly qualified in their entirety by the cautionary statements included in this prospectus supplement. Except as may be required by law, we undertake no obligation to publicly update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained elsewhere in this prospectus supplement or incorporated by reference in this prospectus supplement and the accompanying prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus supplement, the accompanying prospectus and any related free writing prospectus, including the risks of investing in our securities discussed under the sections titled “Risk Factors” contained in this prospectus supplement, the accompanying prospectus and under similar sections in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus. You should also read carefully the information incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements, other information and the exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus form a part.
Solventum Corporation
Solventum is a leading global healthcare company developing, manufacturing and commercializing a broad portfolio of solutions that leverages deep material science, data science and digital capabilities to address critical customer and patient needs. We constantly seek to enable the improvement of standards of care and move healthcare forward with innovation powered by insights, clinical intelligence, technology and manufacturing expertise. Our 70+ year history of discovering and innovating advanced solutions has helped us solve our customers’ toughest challenges and become a trusted partner.
Our solutions are relied on every day within the global healthcare industry to deliver higher-quality patient care, more efficient processes and workflows and improved standards of safety and accuracy. Additionally, our products and services are present along a patient’s journey through prevention, diagnosis, treatment and recovery.
Our business possesses strong customer relationships, a broad, wide-ranging and well-known portfolio of brands, differentiated technology and manufacturing expertise. We serve a diverse customer base, ranging from multidisciplinary hospitals and local clinics/practices to biopharmaceutical manufacturers. Our long-tenured and collaborative customer relationships globally give us unique insights into their needs and preferences. These insights inform our innovation processes, drive stronger customer retention and create multiple avenues for further customer engagement.
On April 1, 2024, 3M Company completed the Spin-Off.
Company Information
Solventum Corporation is a Delaware corporation. The address of Solventum’s principal executive offices is 3M Center, Building 275-6W, 2510 Conway Avenue East, Maplewood, Minnesota 55144. Its telephone number is (651) 733-1110. Solventum maintains an Internet website at www.solventum.com. This website and the information contained therein or connected thereto are not incorporated into this prospectus, or in any other filings with, or any information furnished or submitted to, the SEC. Reference to our website is made as an inactive textual reference.
The Solventum logo and other trademarks or service marks of Solventum appearing in this prospectus supplement or the accompanying prospectus are the property of Solventum. Other trademarks, service marks or trade names appearing in this prospectus supplement or the accompanying prospectus are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies.

The Offering
Common stock offered by the selling shareholder
Up to 8,800,000 shares of our common stock.
Total common stock to be outstanding after this offering (as of July 31, 2025)
173,387,798 shares of our common stock.
Use of proceeds
We will not receive any of the proceeds from the sale of shares of our common stock in this offering. The selling shareholder will receive all of the proceeds from the sale of shares of common stock hereunder.
Selling shareholder
3M Company
Risk factors
Our business is subject to a number of risks that you should consider before making a decision to invest in our common stock. See the “Risk Factors” section of this prospectus supplement, the accompanying prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and accompanying prospectus.
New York Stock Exchange symbol
Our common stock is listed on the New York Stock Exchange under the symbol “SOLV.”
The above number of shares of our common stock outstanding as of July 31, 2025 excludes (i) approximately 12,900,000 shares of common stock reserved for issuance under the Solventum 2024 Long-Term Incentive Plan, as amended and (ii) 4,000,000 shares of common stock reserved for issuance under the Solventum Employee Stock Purchase Plan.

RISK FACTORS
Investing in our common stock involves a high degree of risk. You should consider and read carefully all of the risks and uncertainties discussed under the section titled “Risk Factors” beginning on page 4 of the accompanying prospectus, as well as the risk factors and other information contained in our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus in their entirety, together with other information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, before making an investment decision. The risks described in these documents are not the only ones we face. The occurrence of any of the risks described in these documents or additional risks and uncertainties not presently known to us or that we currently believe to be immaterial could cause a material adverse effect on our business, results of operations, financial condition and liquidity. In addition, many of the risks are interrelated and could occur under similar business and economic conditions, and the occurrence of certain of them could in turn cause the emergence, or exacerbate the effect, of others. This prospectus supplement and the accompanying prospectus also contain forward-looking statements and estimates that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks and uncertainties described in the documents described above. See “Special Note Regarding Forward-Looking Statements and Information.”

USE OF PROCEEDS
We will not receive any of the proceeds from the sale of shares of our common stock by the selling shareholder. The selling shareholder will receive all of the proceeds from the sale of shares of common stock hereunder.

SELLING SHAREHOLDER
The following table sets forth information as of July 31, 2025 with respect to the beneficial ownership of our common stock being offered by the selling shareholder. Beneficial ownership of the selling shareholder is determined in accordance with Rule 13d-3(d) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Except as indicated by the footnote below, we believe, based on the information furnished to us, that the person named in the table below has sole voting and investment power with respect to all shares of common stock that it beneficially owns. The percentage of shares beneficially owned prior to, and after, the offering is based on 173,387,798 shares of common stock outstanding as of July 31, 2025.
The selling shareholder is offering all the shares of our common stock for sale in this offering. After giving effect to this offering, the selling shareholder would hold approximately 25,569,190 shares of our common stock, which is 14.75% of our common stock outstanding.
As used in this prospectus supplement, the term “selling shareholder” means the selling shareholder listed in the table below.

	Beneficial Ownership Prior To This Offering				Beneficial Ownership After This Offering
Name of Selling Shareholder	Shares of Common Stock	% of Total Voting Power Before This Offering	Percent of Class	Number of Shares of Common Stock Being Offered	Shares of Common Stock	% of Total Voting Power After This Offering	Percent of Class
3M Company(1)	34,369,190	—%	19.82%	8,800,000	25,569,190	—%	14.75%

(1)
Share and beneficial ownership information for 3M Company is based on a Schedule 13G filed with the SEC on November 14, 2024. 3M Company is a Delaware incorporated company. Pursuant to the Shareholder and Registration Rights Agreement dated March 31, 2024, 3M Company granted to Solventum a proxy to vote the shares of Solventum common stock owned by 3M Company in proportion to the votes cast by Solventum’s other shareholders. As a result, 3M Company does not exercise voting power over any of the shares of Solventum common stock that it beneficially owns. However, 3M Company retains sole dispositive power over 34,369,190 shares of our common stock. 3M Company’s registered address is 3M Center, St. Paul, MN 55144.

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS
The following discussion describes material U.S. federal income and estate tax considerations that are likely to be relevant to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of shares of our common stock. This discussion deals only with shares of our common stock held as capital assets by Non-U.S. Holders who purchased shares of our common stock in this offering. This discussion does not cover all aspects of U.S. federal taxation that may be relevant to the purchase, ownership or disposition of shares of our common stock by prospective investors in light of their specific facts and circumstances. In particular, this discussion does not address all of the tax considerations that may be relevant to persons in special tax situations, including banks; insurance companies or other financial institutions; dealers in securities, persons that will hold more than 5% of our common stock; certain former citizens or residents of the United States; persons who are present in the United States for 183 days or more in a year and who are not otherwise residents of the United States; a person that is a “controlled foreign corporation”; a person that is a “passive foreign investment company”; persons holding shares of our common stock as part of a hedge, straddle, conversion or other integrated financial transaction; or entities that are treated as partnerships for U.S. federal income tax purposes (or partners therein), or that are otherwise subject to special treatment under the Internal Revenue Code of 1986, as amended (the “Code”). This section does not address any other U.S. federal tax considerations (such as gift taxes, or the Medicare tax on net investment income) or any state, local or non-U.S. tax considerations. You should consult your own tax advisors about the tax consequences of the purchase, ownership and disposition of shares of our common stock in light of your own particular circumstances, including the tax consequences under state, local, non-U.S. and other tax laws and the possible effects of any changes in applicable tax laws.
For purposes of this discussion, a “U.S. Holder” means a beneficial owner of shares of our common stock that is an individual citizen or resident of the United States, a domestic corporation or otherwise subject to U.S. federal income tax on a net basis with respect to income from our common stock. A “Non-U.S. Holder” means any beneficial owner of shares of our common stock that is not a U.S. Holder.
This discussion is based on the tax laws of the United States, including the Code, existing and proposed regulations and administrative and judicial interpretations, all as currently in effect. Such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax or estate tax consequences different from those discussed below.
Tax Consequences to Non-U.S. Holders
Dividends. A distribution of cash or property with respect to shares of our common stock generally will be treated as a dividend to the extent paid out of our current or accumulated earnings and profits. If such a distribution exceeds our current and accumulated earnings and profits, the excess will be first treated as a tax-free return of the Non-U.S. Holder’s investment, up to the Non-U.S. Holder’s tax basis in the shares of our common stock, and thereafter as a capital gain subject to the tax treatment described below in “—Sale, Exchange or Other Taxable Disposition of Common Stock.”
Dividends paid to a Non-U.S. Holder generally will be subject to withholding of U.S. federal income tax at a 30% rate, or such lower rate as may be specified by an applicable tax treaty.
Even if a Non-U.S. Holder is eligible for a lower treaty rate, a withholding agent generally will be required to withhold at a 30% rate (rather than the lower treaty rate) unless the Non-U.S. Holder has furnished a valid IRS Form W-8BEN or W-8BEN-E, or other documentary evidence establishing the Non-U.S. Holder’s entitlement to the lower treaty rate with respect to such dividend payments, and the withholding agent does not have actual knowledge or reason to know to the contrary.
In addition, under Sections 1471 through 1474 of the Code and U.S. Treasury Regulations issued thereunder (known as the Foreign Account Tax Compliance Act (“FATCA”)), a Non-U.S. Holder of our common stock will generally be subject to a 30% U.S. withholding tax on dividends in respect of our common stock if the Non-U.S. Holder is not FATCA compliant, or holds its common stock through a foreign financial institution that is not FATCA compliant. In order to be treated as FATCA compliant, a Non-U.S. Holder must provide certain documentation (usually an IRS Form W-8BEN or W-8BEN-E) containing information about its identity, its FATCA status and if required, its direct and indirect U.S. owners. These requirements may be modified by the adoption or implementation of a particular intergovernmental agreement between the United States and another country or by future U.S. Treasury

Regulations. Documentation that Non-U.S. Holders provide in order to be treated as FATCA compliant may be reported to the IRS and other tax authorities, including information about a Non-U.S. Holder’s identity, its FATCA status, and if applicable, its direct and indirect U.S. owners.
If a Non-U.S. Holder is eligible for a reduced rate of U.S. federal withholding tax pursuant to an applicable income tax treaty or otherwise, the Non-U.S. Holder may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Investors should consult their own tax advisors about how these information reporting and withholding tax rules may apply to their investment in shares of our common stock.
Sale, Exchange or Other Taxable Disposition of Common Stock. Non-U.S. Holders generally will not be subject to U.S. federal income tax with respect to gain recognized on a sale, exchange or other taxable disposition of shares of our common stock.
U.S. Federal Estate Tax. Shares of our common stock held (or deemed held) by an individual Non-U.S. Holder at the time of his or her death will be included in the Non-U.S. Holder’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.
Information Reporting and Backup Withholding
Dividends and proceeds from the sale or other taxable disposition of our common shares are potentially subject to backup withholding and information reporting. A Non-U.S. Holder may be required to comply with applicable certification procedures to establish that they are exempt from the application of such information reporting requirements and backup withholding.
Generally, we and other payors must report annually to the IRS on IRS Form 1042-S the amount of distributions paid to a Non-U.S. Holder, such holder’s name and address, and the amount of tax withheld, if any. A similar report is sent to the Non-U.S. Holder. Pursuant to tax treaties or other agreements, the IRS may make this report available to tax authorities in the Non-U.S. Holder’s country of residence. Any amount paid as backup withholding is not an additional tax and may be allowed as a refund or creditable against the holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

UNDERWRITING
Goldman Sachs & Co. LLC and BofA Securities, Inc. are acting as underwriters for this offering.
Subject to the terms and conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriter has agreed to purchase, and the selling shareholder has agreed to sell to the underwriter, the number of shares indicated below:

Underwriter	Number of Shares
Goldman Sachs & Co. LLC
BofA Securities, Inc.
Total	8,800,000

The underwriter is offering the shares of common stock subject to prior sale. The underwriting agreement provides that the obligations of the underwriter are subject to certain conditions precedent such as the receipt by the underwriter of officers’ certificates and legal opinions and approval of certain legal matters by its counsel. The underwriter has agreed to purchase all of the shares of common stock being offered by the selling shareholder subject to the terms and conditions set forth in the underwriting agreement.
The following table shows the per share and total public offering price, underwriting discounts and proceeds, before expenses, to the selling shareholder.

	Per share	Total
Public offering price	$	$
Underwriting discount	$	$
Proceeds, before expenses, to selling shareholder	$	$

The expenses of this offering (including the expenses of the selling shareholder), not including underwriting discounts and commissions or fees and expenses of the selling shareholder’s own legal counsel, are estimated at $   and are payable by us.
We and the selling shareholder have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in respect of those liabilities.
No Sales of Similar Securities
We have agreed that, without the prior written consent of the underwriter, we will not, for a period of 90 days after the date of this prospectus supplement, (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the SEC a registration statement under the Securities Act relating to, any securities that are substantially similar to the shares of common stock offered hereby, including, but not limited to, any options or warrants to purchase shares of common stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, shares of common stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of the common stock or any such other securities, whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise, or publicly disclose the intention to take any of the actions described above.
The restrictions described in the preceding paragraph will not apply to (A) any shares of common stock issued by us upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in this prospectus supplement or any documents incorporated by reference herein, (B) any shares of our common stock issued or options to purchase common stock granted pursuant to our existing employee benefit plans referred to in this prospectus supplement or any documents incorporated by reference herein, (C) any shares of our common stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in this prospectus supplement or any documents incorporated by reference herein or (D) the potential repurchase of common stock by us.
In addition, our directors and certain officers and the selling stockholder (the “Lock-Up Parties”) have agreed that, without the prior written consent of the underwriter, they will not, and will not cause or direct any of their affiliates to, for a period of 90 days after the date of this prospectus supplement, (i) offer, sell, contract to sell, pledge, grant any option, right or warrant to purchase, purchase any option or contract to sell, lend or otherwise transfer or dispose of any shares of common stock, or any options or warrants to purchase any shares of common stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of common stock (such shares of common stock, options, rights, warrants or other securities, collectively, “Lock-Up Securities”), including without limitation any such Lock-Up Securities now owned or hereafter acquired by the Lock-Up Party, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the Lock-Up Party or someone other than the Lock-Up Party), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of common stock or other securities, in cash or otherwise, or (iii) otherwise publicly announce any intention to engage in or cause any action, activity, transaction or arrangement described in clause (i) or (ii) above.
Subject to certain additional limitations, including those relating to public filings required to be or voluntarily made in connection with a transfer, the above restrictions on the Lock-Up Parties do not apply to: (i) bona fide gifts or for bona fide estate planning purposes, (ii) transfers to any member of the Lock-Up Party’s immediate family or to any trust for the direct or indirect benefit of the Lock-Up Party or the immediate family of the Lock-Up Party, or if the Lock-Up Party is a trust, to a trustor, trustee or beneficiary of a trustor, trustee or beneficiary of such trust, (iii) in the case of the selling shareholder, a distribution to stockholders of the selling shareholder, (iv) transfers to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iii) above, (v) transfers pursuant to an order of a court or regulatory agency, (vi) transfers in connection with transactions relating to shares of common stock acquired in open market transactions after the completion of this offering, (vii) in the case of the selling shareholder, transfers pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction in each case made to all holders of shares of our common stock involving a change of control, provided, that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Lock-Up Securities shall remain subject to the lock-up restrictions, (viii) transfers by will or the laws of intestate succession, (ix) transfers to us in connection with the repurchase of shares of common stock issued pursuant to equity awards granted under a stock incentive plan or other equity award plan, which plan is described in this prospectus supplement, or pursuant to the agreements pursuant to which such shares were issued; provided, that such repurchase of shares of common stock is in connection with the termination of the Lock-Up Party’s relationship with us or (x) the entry into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act, provided, that the securities subject to such plan may not be transferred until after the expiration of the lock-up period.
Listing
Our common stock is listed on the New York Stock Exchange under the trading symbol “SOLV.”
Price Stabilization and Short Positions
In connection with this offering, the underwriter may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriter of a greater number of shares than it is required to purchase in this offering. Because an option to purchase additional shares of common stock has not been granted to the underwriter, the underwriter must close out any short sales by purchasing shares in the open market. Stabilizing transactions consist of various bids for, or purchases of, shares of our common stock made by the underwriter in the open market prior to the completion of this offering.
Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or slowing a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriter is not required to engage in these activities and may end any of these activities at any time. The underwriter may conduct these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

None of us, the selling shareholder or the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, none of us, the selling shareholder or the underwriter makes any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Electronic Distribution
This prospectus supplement and the accompanying prospectus in electronic format may be made available on Internet sites or through other online services maintained by the underwriter, or by its affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriter may agree with the selling shareholder to allocate a specific number of shares for sale to online brokerage account holders.
Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriter’s or the selling shareholder’s web sites and any information contained in any other web site maintained by the underwriter or the selling shareholder is not part of this prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the underwriter or the selling shareholder in their respective capacities as underwriter or selling shareholder and should not be relied upon by investors.
Other Relationships
The underwriter and its affiliates have engaged in, and may in the future engage in, investment banking, lending and other commercial dealings in the ordinary course of business with us or our affiliates, including the selling shareholder. They have received, or may in the future receive, customary fees and commissions for these transactions.
The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.
In the ordinary course of its business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. The underwriter and its affiliates have a lending relationship with us and may hedge their credit exposure to us consistent with their customary risk management policies. Typically, an underwriter and its affiliates would hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the common stock. Any such credit default swaps or short positions could adversely affect future trading prices of the common stock. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates, including the selling shareholder. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement and the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Prospective Investors in the European Economic Area
Neither of this prospectus supplement and the accompanying prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”). This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of shares of our common stock in any Member State of the European Economic Area (the “EEA”) (each, a “Relevant State”) will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of shares of our common stock. Accordingly, any person making or intending to make an offer in any Relevant State of shares of our common stock which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation in relation to such offer. Neither we nor the underwriter have authorized, nor do we or they authorize, the making of any offer of shares of our common stock in the EEA in circumstances in which an obligation arises for us or the underwriter to publish a prospectus for such offer.
In relation to each Relevant State, no offer to the public of shares of our common stock which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may be made in that Relevant State, except that an offer to the public of shares of our common stock may be made in that Relevant State at any time:
(a)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;
(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares of our common stock shall require us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares of our common stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of our common stock.
Notice to Prospective Investors in the United Kingdom
In the United Kingdom, neither of this prospectus supplement and the accompanying prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom (the “UK Prospectus Regulation”). This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of shares of our common stock in the United Kingdom will be made pursuant to an exemption under the UK Prospectus Regulation and the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”) from the requirement to publish a prospectus for offers of shares of our common stock. Accordingly, any person making or intending to make an offer in the United Kingdom of shares of our common stock which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for us or the underwriter to publish a prospectus pursuant to Section 85 of the FSMA in relation to such offer. Neither we nor the underwriter have authorized, nor do we or they authorize, the making of any offer of shares of our common stock in the United Kingdom in circumstances in which an obligation arises for us or the underwriter to publish a prospectus for such offer.
In relation to the United Kingdom, no offer to the public of shares of our common stock which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may be made in the United Kingdom, except that an offer to the public of shares of our common stock may be made in the United Kingdom at any time:
1.	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;
2.
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation) in the United Kingdom, subject to obtaining the prior consent of the underwriter for any such offer; or

3.
in any other circumstances falling within Section 86 of the FSMA, provided that no such offer of shares of our common stock shall require us or the underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares of our common stock in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of our common stock.
The communication of this prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the shares of our common stock offered hereby is not being made, and this prospectus supplement and the accompanying prospectus and such other documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, this prospectus supplement, the accompanying prospectus and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This prospectus supplement, the accompanying prospectus and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are other persons to whom it may otherwise lawfully be communicated or distributed under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This prospectus supplement, the accompanying prospectus and any such other documents and/or materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus and any such other documents and/or materials relate will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any other documents and/or materials relating to the issue of the shares of our common stock offered hereby or any of their contents.
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the shares of our common stock may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us.
All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the shares of our common stock in, from or otherwise involving the United Kingdom.
Notice to Prospective Investors in Canada
The common stock may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in Hong Kong
The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “C(WUMP)O”); (ii) to “professional investors”

as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the C(WUMP)O. No advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Notice to Prospective Investors in Singapore
This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore, and the offer of the shares in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”). Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor (as defined in Section 4A of the SFA) (an “Accredited Investor”) or other relevant person (as defined in Section 275(2) of the SFA) (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.
It is a condition of the offer that where the shares are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:
(a)
a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b)	a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor, securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation and the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the shares except:
(1)
to an Institutional Investor, an Accredited Investor, a Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(c)(ii) of the SFA (in the case of that trust);

(2)	where no consideration is or will be given for the transfer;
(3)	where the transfer is by operation of law;
(4)	as specified in Section 276(7) of the SFA; or
(5)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.
Singapore Securities and Futures Act Product Classification: For the purposes of the Company’s obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the shares are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Japan
The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”). Accordingly the securities have not been and may not be offered or sold, directly or indirectly, in Japan or to or for the account or benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the account or benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of, or otherwise in compliance with, the FIEA and any relevant laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

LEGAL MATTERS
Cleary Gottlieb Steen & Hamilton LLP, New York, New York, has passed upon the validity of the shares of common stock offered by this prospectus supplement and the accompanying prospectus. Sidley Austin LLP, New York, New York, will pass upon certain legal matters with respect to this offering for the underwriter. Wachtell, Lipton, Rosen & Katz, New York, New York, acted as counsel for the selling shareholder.

EXPERTS
The financial statements incorporated in this prospectus supplement and the accompanying prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC and do not contain all the information set forth or incorporated by reference in the registration statement. Some items are omitted in accordance with the rules and regulations of the SEC. Whenever a reference is made in this prospectus supplement, the accompanying prospectus or the documents incorporated or deemed to be incorporated by reference herein or therein as to the contents of any contract or other document referred to in any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement or the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on the Investor Relations section of our website, which is located at www.solventum.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website address is www.solventum.com. Information contained on or accessible through our website is not a part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference herein or therein, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
We are “incorporating by reference” certain documents that we have filed with the SEC under the Exchange Act, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except for any information superseded by information contained directly in this prospectus supplement, or any subsequently filed document deemed incorporated by reference. We incorporate by reference into this prospectus supplement the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on February 28, 2025;
•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, filed on May 9, 2025 and August 8, 2025, respectively;
•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 from our Definitive Proxy Statement on Schedule 14A related to our 2025 annual meeting of shareholders, filed with the SEC on March 21, 2025;

•	our Current Reports on Form 8-K, filed with the SEC on February 27, 2025 (pursuant to Item 1.01 and 9.01), May 2, 2025, June 25, 2025 and August 13, 2025; and
•
the description of our common stock contained in Exhibit 99.1 to our registration statement on Form 10-12B, initially filed with the SEC on February 20, 2024, as the description therein has been updated and superseded by the description of our common stock contained in Exhibit 99.1 to our Current Report on Form 8-K, filed on March 13, 2024.

Any future filings Solventum makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement are incorporated herein by reference (excluding any portions of such filings that have been “furnished” but not “filed” for purposes of the Exchange Act). Any statement contained in this prospectus supplement, the accompanying prospectus or in a document incorporated by reference herein or therein shall be deemed to be modified or superseded to the extent that a statement contained in those documents modifies or supersedes that statement. Any statement so modified or superseded will not be deemed to constitute a part of this prospectus supplement except as so modified or superseded. Statements contained in this prospectus supplement as to the contents of any contract or other document referred to in this prospectus supplement do not purport to be complete, and, where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document. See “Where You Can Find More Information” for details on how you can obtain any of the documents we incorporate by reference or refer to in this prospectus supplement and the accompanying prospectus through our website or from the SEC.

PROSPECTUS

Common Stock
This prospectus relates to the proposed resale from time to time of up to 34,369,190 shares of common stock, par value $0.01 per share of Solventum Corporation (the “common stock”), by 3M Company (the “selling shareholder”).
The selling shareholder may offer and sell or otherwise dispose of the shares of common stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling shareholder will bear all underwriting fees, commissions and discounts, if any, attributable to the sales of shares and any transfer taxes. We will bear all other costs, expenses and fees in connection with the registration of the shares. See “Plan of Distribution” for more information about how the selling shareholder may sell or dispose of its shares of the common stock.
Our common stock is listed on the New York Stock Exchange under the trading symbol “SOLV.” On August 8, 2025, the last reported sale price of our common stock was $73.79 per share.
Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 4 of this prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission (“SEC’) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 13, 2025.

We are responsible for the information contained and incorporated by reference in this prospectus, any accompanying prospectus supplement and in any related free writing prospectus we prepare or authorize. Neither we nor the selling shareholder have authorized anyone to provide you with any other information, and we take no responsibility for any other information that others may provide you. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered hereby, or thereby in any jurisdiction to or from any person whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information appearing or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related free writing prospectus is accurate only as of the date thereof, regardless of the time of delivery of this prospectus, any accompanying prospectus supplement or any related free writing prospectus, or of any sale of our securities. Our business, financial condition and results of operations may have changed since those dates. It is important for you to read and consider all the information contained in this prospectus and in any accompanying prospectus supplement and in any related free writing prospectus we prepare or authorize, including the documents incorporated by reference herein or therein, before making your investment decision.
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ABOUT THIS PROSPECTUS
This prospectus is part of an automatic registration statement on Form S-3 that we filed with SEC using a “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this process, the selling shareholder named in this prospectus or in one or more supplements to this prospectus may offer or sell shares of our common stock, as described in this prospectus, in one or more offerings from time to time. Each time any selling shareholder not named in this prospectus (or in any supplement to this prospectus) sells shares of common stock under the registration statement of which this prospectus is a part, such selling shareholder must provide a copy of this prospectus and a prospectus supplement naming such selling shareholder as a selling shareholder, to a potential purchaser, as required by law.
We may also authorize one or more free writing prospectuses or prospectus supplements to be provided to you in connection with these offerings. Any related free writing prospectus or prospectus supplement may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in any prospectus supplement or any related free writing prospectus and any documents incorporated by reference.
The selling shareholder may offer and sell shares of our common stock directly to purchasers through agents selected by the selling shareholder, or to or through underwriters or dealers. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any agents, underwriters or dealers involved in the sale of shares of our common stock. See “Plan of Distribution.”
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section titled “Where You Can Find More Information.”
Unless the context indicates otherwise, as used in this prospectus, the terms “Solventum,” “Company,” “we,” “our,” “ours” and “us” refer to Solventum Corporation and, where appropriate, its subsidiaries on a consolidated basis.

PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the sections titled “Risk Factors” contained in this prospectus and under similar sections in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.
Solventum Corporation
Solventum is a leading global healthcare company developing, manufacturing and commercializing a broad portfolio of solutions that leverages deep material science, data science and digital capabilities to address critical customer and patient needs. We constantly seek to enable the improvement of standards of care and move healthcare forward with innovation powered by insights, clinical intelligence, technology and manufacturing expertise. Our 70+ year history of discovering and innovating advanced solutions has helped us solve our customers’ toughest challenges and become a trusted partner.
Our solutions are relied on every day within the global healthcare industry to deliver higher-quality patient care, more efficient processes and workflows and improved standards of safety and accuracy. Additionally, our products and services are present along a patient’s journey through prevention, diagnosis, treatment and recovery.
Our business possesses strong customer relationships, a broad, wide-ranging and well-known portfolio of brands, differentiated technology and manufacturing expertise. We serve a diverse customer base, ranging from multidisciplinary hospitals and local clinics/practices to biopharmaceutical manufacturers. Our long-tenured and collaborative customer relationships globally give us unique insights into their needs and preferences. These insights inform our innovation processes, drive stronger customer retention and create multiple avenues for further customer engagement.
On April 1, 2024, 3M Company completed the previously announced spin-off of Solventum (the “Spin-Off”).
Company Information
Solventum Corporation is a Delaware corporation. The address of Solventum’s principal executive offices is 3M Center, Building 275-6W, 2510 Conway Avenue East, Maplewood, Minnesota 55144. Its telephone number is (651) 733-1110. Solventum maintains an Internet website at www.solventum.com. This website and the information contained therein or connected thereto are not incorporated into this prospectus, or in any other filings with, or any information furnished or submitted to, the SEC. Reference to our website is made as an inactive textual reference.
The Solventum logo and other trademarks or service marks of Solventum appearing in this prospectus are the property of Solventum. Other trademarks, service marks or trade names appearing in this prospectus are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies.

THE OFFERING
Common stock offered by the selling shareholder
Up to 34,369,190 shares of our common stock.
Use of proceeds
We will not receive any of the proceeds from the sale of shares of our common stock in this offering. The selling shareholder will receive all of the proceeds from the sale of shares of common stock hereunder.
Selling shareholder
3M Company
New York Stock Exchange symbol
Our common stock is listed on the New York Stock Exchange under the symbol “SOLV.”

RISK FACTORS
Investing in our common stock involves a high degree of risk. You should consider and read carefully all of the risks and uncertainties discussed under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus and the documents incorporated by reference, before making an investment decision. The risks described in these documents are not the only ones we face. The occurrence of any of the risks described in these documents or additional risks and uncertainties not presently known to us or that we currently believe to be immaterial could cause a material adverse effect on our business, results of operations, financial condition and liquidity. In addition, many of the risks are interrelated and could occur under similar business and economic conditions, and the occurrence of certain of them could in turn cause the emergence, or exacerbate the effect, of others. This prospectus also contains forward-looking statements and estimates that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks and uncertainties described in the documents described above. See “Special Note Regarding Forward-Looking Statements.”
Risk Related to the Offering
Future sales, or the perception of future sales, by the Company or its stockholders in the public market could cause the market price of our common stock to decline. The selling shareholder currently owns 34,369,190 shares of our common stock. We are registering all of such shares on a registration statement on Form S-3, of which this prospectus forms a part, under the terms of the Stockholder and Registration Rights Agreement, dated March 31, 2024 (the “Registration Rights Agreement”) between us and the selling shareholder. The sale of such shares in one or more offerings or any other future sales may also cause our stock price to decline.
Any sales of substantial amounts of our common stock in the public market or the perception that such sales might occur, in connection with an offering made pursuant to this prospectus or otherwise, may cause the market price of our common stock to decline. Upon completion of any offering made pursuant to this prospectus, we will continue to have an aggregate of approximately 139 million shares of our common stock issued and outstanding. Shares will generally be freely tradeable without restriction or further registration under the Securities Act, except for shares owned by one of our “affiliates,” as that term is defined in Rule 405 under the Securities Act. Shares held by “affiliates” may be sold in the public market if registered or if they qualify for an exemption from registration under Rule 144 under the Securities Act. Further, on April 1, 2024, we filed a registration statement on Form S-8 registering an aggregate of 19,000,000 shares of common stock underlying equity awards we have made and will make to our employees and certain other qualifying individuals. We also plan to issue additional stock-based awards, including annual awards, new hire awards and periodic retention awards, as applicable, to our directors, officers, and other employees under our employee benefits plans as part of our ongoing equity compensation program. If equity securities granted under our long-term incentive plans are sold or it is perceived that they will be sold in the public market, the trading price of our common stock could decline substantially.
The selling shareholder currently owns 34,369,190 shares of our common stock. We are a party to the Registration Rights Agreement with the selling shareholder, pursuant to which we agreed, upon request of selling shareholder, to use our reasonable best efforts to effect the registration under applicable federal and state securities laws of any shares of our common stock that it retains. We are filing the registration statement on Form S-3 of which this prospectus forms a part to register all of the 34,369,190 shares of our common stock that are held by the selling shareholder. Sales by the selling shareholder or others of a substantial number of shares after the distribution, or a perception that such sales could occur, could significantly reduce the market price of our common stock. Any disposition by the selling shareholder of our common stock, or the perception that such dispositions could occur, could adversely affect prevailing market prices for our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents we have filed with the SEC that are incorporated by reference contain or incorporate by reference statements that relate to future events and expectations and, as such, constitute forward-looking statements that involve risk and uncertainties. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements that reflect Solventum’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, forecasts relating to discussions of future operations and financial performance (including volume growth, pricing, sales and earnings per share growth and cash flows) and statements regarding Solventum’s strategy for growth, future product development, regulatory clearances and approvals, competitive position and expenditures. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Although Solventum believes that the expectations reflected in any forward-looking statements it makes are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such risks and uncertainties include, but are not limited to:
•
the effects of, and changes in, worldwide economic, political, regulatory, international, trade and geopolitical conditions, natural disasters, war, public health crises and other events beyond Solventum’s control;

•	operational execution risks;
•	damage to our reputation or our brands;
•	risks from acquisitions, strategic alliances, divestitures and other strategic events, including the divestiture of our Purification and Filtration business;
•	Solventum’s business dealings involving third-party partners in various markets;
•	Solventum’s ability to access the capital and credit markets and changes in Solventum’s credit ratings;
•	exposure to interest rate and currency risks;
•	the highly competitive environment in which Solventum operates and consolidation in the healthcare industry;
•	reduction in customers’ research budgets or government funding;
•	the timing and market acceptance of Solventum’s new product and service offerings;
•	ongoing working relationships with certain key healthcare professionals;
•	changes in reimbursement practices of governments or private payers or other cost containment measures;
•	Solventum’s ability to obtain components or raw materials supplied by third parties and other manufacturing and related supply chain difficulties, interruptions and disruptive factors;
•
legal and regulatory proceedings and legal compliance risks (including third-party risks) with regards to antitrust, Foreign Corrupt Practices Act and other anti-bribery laws, environmental laws, anti-kickback and false claims laws, privacy laws, tax laws and other laws and regulations in the United States and other countries in which Solventum operates;

•	potential liabilities related to a broad group of perfluoroalkyl and polyfluoroalkyl substances, collectively known as “PFAS”;
•	risks related to the highly regulated environment in which Solventum operates;
•	risks associated with product liability claims;
•	climate change and measures to address climate change;
•	security breaches and other disruptions to information technology infrastructure;

•	Solventum’s failure to obtain, maintain, protect, or effectively enforce its intellectual property rights;
•	pension and postretirement obligation liabilities;
•	any failure by the selling shareholder to perform any of its obligations under the various separation agreements in connection with the Spin-Off;
•	any failure to realize the expected benefits of the Spin-Off;
•	a determination by the U.S. Internal Revenue Service or other tax authorities that the Spin-Off or certain related transactions should be treated as taxable transactions;
•	financing transactions undertaken in connection with the Spin-Off and risks associated with additional indebtedness;
•
the risk that incremental costs of operating on a standalone basis (including the loss of synergies), costs of restructuring transactions and other costs incurred in connection with the Spin-Off will exceed Solventum’s estimates;

•
the impact of the Spin-Off on its businesses and the risk that the Spin-Off related transactions may be more difficult, time-consuming or costly than expected, including the impact on its resources, systems, procedures and controls, diversion of management’s attention and the impact on relationships with customers, suppliers, employees and other business counterparties; and

•	the impact of a significant number of shares of our common stock that may be sold by the selling shareholder.
Other potential risk factors include the factors discussed in our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus and the documents incorporated by reference. In addition, there may be other factors that may cause our actual results to differ materially from the forward-looking statements.
All forward-looking statements attributable to us apply only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included in this prospectus. Except as may be required by law, we undertake no obligation to publicly update or revise any of the forward-looking statements, whether as a result of new information, future events, or otherwise.

USE OF PROCEEDS
All the shares of common stock to be sold pursuant to this prospectus will be sold by the selling shareholder. We will not receive any of the proceeds from such sales. The selling shareholder will pay all applicable underwriting discounts, selling commissions and transfer taxes, if any, and any other expenses incurred by the selling shareholder in respect of the sale of these shares. We will bear all other costs, fees and expenses incurred in effecting the registration statement of which this prospectus forms a part, including, without limitation, all registration fees, listing fees of the New York Stock Exchange, reasonable fees and expenses of one legal counsel engaged by the selling shareholder and fees and expenses of our counsel and our accountants.

DESCRIPTION OF CAPITAL STOCK
A description of the material terms and provisions of our amended and restated certificate of incorporation and amended and restated bylaws affecting the rights of holders of our capital stock is set forth below. The description is intended as a summary, and it is qualified in its entirety by reference to our amended and restated certificate of incorporation and our amended and restated bylaws which are incorporated by reference into the registration statement of which this prospectus is a part.
General
Solventum’s authorized capital stock consists of 750,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock without par value. Solventum’s Board of Directors may establish the rights and preferences of the preferred stock from time to time.
Voting Rights
Each holder of Solventum’s common stock is entitled to one vote per share on all matters to be voted upon by the shareholders.
Dividends
Subject to preferences that may be applicable to any outstanding preferred stock, the holders of Solventum common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by Solventum’s Board of Directors out of funds legally available for that purpose.
Rights Upon Liquidation
In the event of Solventum’s liquidation, dissolution or winding up, the holders of Solventum common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.
Preemptive or Conversion Rights
The holders of Solventum common stock have no preemptive or conversion rights or other subscription rights. There will be no redemption or sinking fund provisions applicable to Solventum common stock.
Preferred Stock
Solventum’s Board of Directors has the authority, without action by the shareholders, to designate and issue preferred stock in one or more series and to designate the designations, powers, rights, preferences, qualifications, limitations and privileges of each series, which may be greater than the rights of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of the common stock until Solventum’s Board of Directors determines the specific rights of the holders of such preferred stock. However, the effects might include, among other things:
•	restricting dividends on the common stock;
•	diluting the voting power of the common stock;
•	impairing the liquidation rights of the common stock; or
•	delaying or preventing a change in control of Solventum without further action by the shareholders.

Anti-Takeover Effects of Governance Provisions
Some provisions of Delaware law and Solventum’s amended and restated certificate of incorporation and amended and restated bylaws, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of Solventum to first negotiate with Solventum’s Board of Directors. Solventum believes that these provisions will give its Board of Directors the flexibility to exercise its fiduciary duties in a manner consistent with the interests of its shareholders.
•
Classified Board. Solventum’s amended and restated certificate of incorporation provides that, until the annual shareholder meeting in 2028, Solventum’s Board of Directors will be divided into three classes, with each class consisting, as nearly as reasonably possible, of one-third of the total number of directors. The first term of office for the Class I directors expired at the 2025 annual meeting of shareholders. The first term of office for the Class II directors will expire at the 2026 annual meeting of shareholders. The first term of office for the Class III directors will expire at the 2027 annual meeting of shareholders. At the 2025 annual meeting of shareholders, the Class I directors were elected for a term of office to expire at the 2028 annual meeting of shareholders. At the 2026 annual meeting of shareholders, the Class II directors will be elected for a term of office to expire at the 2028 annual meeting of shareholders. At the 2027 annual meeting of shareholders, the Class III directors will be elected for a term of office to expire at the 2028 annual meeting of shareholders. Commencing with the 2028 annual meeting of shareholders, all directors will be elected annually and for a term of office to expire at the next annual meeting of shareholders, and Solventum’s Board of Directors will thereafter no longer be divided into classes. Before Solventum’s Board of Directors is declassified, it would take at least two annual shareholders meetings to occur for any individual or group to gain control of Solventum’s Board of Directors. Accordingly, while the Board of Directors is divided into classes, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to control Solventum.

•
Removal and Vacancies. Solventum’s amended and restated certificate of incorporation and bylaws provide that (i) until the 2028 annual meeting of shareholders (or such other time as Solventum’s Board of Directors is no longer classified under the Delaware General Corporation Law (“DGCL”)), Solventum shareholders may remove directors only for cause; and (ii) from and including the 2028 annual meeting of shareholders (or such other time as Solventum’s Board of Directors is no longer classified under the DGCL), Solventum shareholders may remove directors with or without cause. Removal requires the affirmative vote of holders of at least a majority of the voting power of Solventum stock outstanding and entitled to vote on such removal. Vacancies occurring on Solventum’s Board of Directors, whether due to death, resignation, removal, retirement, disqualification or for any other reason, and newly created directorships resulting from an increase in the authorized number of directors, shall be filled solely by a majority of the remaining members of Solventum’s Board of Directors or by a sole remaining director.

•
Shareholder Meetings. Under Solventum’s amended and restated bylaws, only (x) Solventum’s Board of Directors or (y) with the concurrence of a majority of Solventum’s Board of Directors, the chairman of Solventum’s Board of Directors, the chief executive officer or the secretary is allowed to call special meetings of shareholders. Solventum’s shareholders shall not be entitled to call special meetings of shareholders.

•
Requirements for Advance Notification of Shareholder Nominations and Proposals. Solventum’s amended and restated bylaws establish advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of Solventum’s Board of Directors or a committee thereof.

•
Delaware Law. Solventum is subject to Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested shareholder” for a period of three years following the date the person became an interested shareholder, unless the “business combination” or the transaction in which the person became an interested shareholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested shareholder. Generally, an “interested shareholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested shareholder status, did own, 15% or more of a corporation’s voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by Solventum’s Board of Directors, including discouraging attempts that might result in a premium over the market price for the shares of Solventum common stock held by shareholders.
•
Elimination of Shareholder Action by Written Consent. Solventum’s amended and restated certificate of incorporation eliminates the right of shareholders to act by written consent without a meeting. Shareholder action must therefore take place at an annual meeting or at a special meeting of Solventum’s shareholders.

•	No Cumulative Voting. Solventum’s amended and restated certificate of incorporation and amended and restated bylaws do not provide for cumulative voting in the election of directors.
•
Undesignated Preferred Stock. The authorization of undesignated preferred stock makes it possible for Solventum’s Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of Solventum. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of Solventum.

•
Amendments to Bylaws. Solventum’s amended and restated certificate of incorporation and amended and restated bylaws provide that Solventum’s Board of Directors will have the authority to amend and repeal Solventum’s amended and restated bylaws without a shareholder vote.

•
Exclusive Forum. Solventum’s amended and restated certificate of incorporation provides that, unless Solventum (through approval of Solventum’s Board of Directors) consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of Solventum; (2) any action or proceeding asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director or officer or other employee of Solventum to Solventum or Solventum’s shareholders, including any claim alleging aiding and abetting of such a breach of fiduciary duty; (3) any action or proceeding asserting a claim against Solventum or any current or former director or officer or other employee of Solventum arising pursuant to, or seeking to enforce any right, obligation or remedy under, any provision of the DGCL or Solventum’s amended and restated certificate of incorporation or amended and restated bylaws (as either may be amended from time to time); (4) any action or proceeding asserting a claim related to or involving Solventum or any current or former director or officer or other employee of Solventum governed by the internal affairs doctrine; or (5) any action or proceeding as to which the DGCL (as it may be amended from time to time) confers jurisdiction on the Court of Chancery of the State of Delaware. If, and only if, the Court of Chancery of the State of Delaware dismisses any such action or proceeding for lack of subject matter jurisdiction, such action or proceeding may be brought in another state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware). Solventum’s amended and restated certificate of incorporation further provides that, unless Solventum (through approval of Solventum’s Board of Directors) consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for any action asserting a cause of action arising under the Securities Act. The exclusive forum provisions are applicable to the fullest extent permitted by applicable law, subject to certain exceptions. Section 27 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provisions will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. There is, however, uncertainty as to whether a court would enforce the exclusive forum provisions, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Although Solventum believes the exclusive forum provisions benefit it by providing increased consistency in the application of law in the types of lawsuits to which they apply, the provisions may have the effect of discouraging lawsuits against Solventum’s directors and officers.

Transfer Agent and Registrar
The transfer agent and registrar for the common stock is Equiniti Trust Company, LLC.
New York Stock Exchange Listing
Our common stock is listed on the New York Stock Exchange under the symbol “SOLV.”

SELLING SHAREHOLDER
We have prepared this prospectus to allow the selling shareholder to offer and sell from time to time up to 34,369,190 shares of our common stock for their own account. We are registering the offer and sale of the shares beneficially owned by the selling shareholder to satisfy certain registration obligations that we granted the selling shareholder in connection with the Spin-Off. Pursuant to the Registration Rights Agreement we entered into in connection with the Spin-Off, we have agreed to use our reasonable best efforts to keep the registration statement, of which this prospectus forms a part, effective and usable until August 13, 2027, which is the 24-month anniversary of the effective date of this registration statement on Form S-3 (the “Effective Date”), or such earlier time as the date that all shares covered by this registration statement have been sold hereunder or otherwise. In addition, the Company may be obligated to file additional registration statements at the request of the selling shareholder under the circumstances specified in the Registration Rights Agreement.
The following table sets forth certain information with respect to the selling shareholder, including (i) the name of the selling shareholder; (ii) the number of shares beneficially owned by the selling shareholder prior to this offering; (iii) the number of shares that may be offered under this prospectus by the selling shareholder; and (iv) the number of shares of our common stock beneficially owned by the selling shareholder after completion of this offering, assuming all of the shares covered hereby are sold. The selling shareholder may sell some, all or none of its shares of common stock covered by this prospectus. We do not know how long the selling shareholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling shareholder regarding the sale or other disposition of any shares, except as described herein. The selling shareholder may, from time to time, sell, transfer or otherwise dispose of any or all of the shares on any stock exchange, market or trading facility on which our common stock is traded or in private transactions. As a result, we cannot estimate the number of shares of common stock covered by this prospectus the selling shareholder will own in the future. Prior to the Spin-Off, Solventum was a wholly owned subsidiary of the selling shareholder. The selling shareholder has not otherwise held any position or office, or otherwise had a material relationship, with us or any of our subsidiaries within the past three years other than as a result of its ownership of the shares or our other securities.
Beneficial ownership of the selling shareholder is determined in accordance with Rule 13d-3(d) under the Exchange Act. The percentage of shares beneficially owned prior to, and after, the offering is based on 173,387,798 shares of common stock outstanding as of July 31, 2025.
The shares of our common stock held by the selling shareholder reflected in the table below may be sold by the selling shareholder, or a different selling shareholder named in any prospectus supplement, as applicable, in one or more offerings described in this prospectus and any applicable prospectus supplement. Information about the selling shareholder may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

Name of Selling Shareholder	Beneficial Ownership Prior to This Offering			Number of Shares of Common Stock Being Offered	Beneficial Ownership After This Offering
	Shares of Common Stock	% of Total Voting Power Before This Offering	Percent of Class		Shares of Common Stock	% of Total Voting Power After This Offering	Percent of Class
3M Company(1)	34,369,190	—%	19.82%	34,369,190	—	—%	—%

(1)
Share and beneficial ownership information for 3M Company is based on a Schedule 13G filed with the SEC on November 14, 2024. 3M Company is a Delaware incorporated company. Pursuant to the Registration Rights Agreement, 3M Company granted to Solventum a proxy to vote the shares of Solventum common stock owned by 3M Company in proportion to the votes cast by Solventum’s other shareholders. As a result, 3M Company does not exercise voting power over any of the shares of Solventum common stock that it beneficially owns. However, 3M Company retains sole dispositive power over 34,369,190 shares of our common stock. 3M Company’s registered address is 3M Center, St. Paul, MN 55144.

PLAN OF DISTRIBUTION
We are registering the shares of common stock held by the selling shareholder from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholder of the shares of common stock.
The selling shareholder of the common stock may, from time to time, sell any or all of their securities covered hereby on the principal trading market for the common stock or any other stock exchange, market or trading facility on which the common stock is traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholder may use any one or more of the following methods when selling the securities offered pursuant to this prospectus:
•	on any national securities exchange on which our shares of common stock may be listed at the time of sale, including the New York Stock Exchange (including through “at the market” offerings);
•	in the over-the-counter market;
•	in privately negotiated transactions;
•
in a block trade in which a broker-dealer may attempt to sell a block of shares of common stock as agent or may position and resell all or a portion of the block as principal to facilitate the transaction;

•	through put or call option transactions relating to the shares of common stock;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise, and/or the settlement of margin transactions;
•	directly to one or more purchasers;
•	through agents;
•	through underwriters or dealers;
•	through a combination of any of these methods of sale; or
•	any other method permitted pursuant to applicable law.
The selling shareholder may also sell the shares of common stock under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.
The distribution of the securities may be made from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to these prevailing market prices or at negotiated prices.
A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:
•	the name or names of any underwriters, dealers, agents, or direct purchasers and the amounts of securities underwritten or purchased by each of them, if any;
•	the public offering price or purchase price of the securities and the net proceeds to be received by the selling shareholder from the sale;
•	any delayed delivery arrangements;
•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation; and
•	any discounts or concessions allowed or reallowed or paid to dealers.
We are required to pay certain fees and expenses incurred by us incident to the registration of the shares of common stock. We and the selling shareholder have agreed to indemnify each other against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
We agreed to keep this registration statement of which this prospectus forms a part effective and usable until the earlier of August 13, 2027, which is the 24-month anniversary of the Effective Date, or such earlier time as the date that all shares covered by this registration statement have been sold hereunder or otherwise. In addition, the Company may be obligated to file additional registration statements at the request of the selling shareholder under the circumstances specified in the Registration Rights Agreement. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares of common stock may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling shareholder or any other person. We will make copies of this prospectus available to the selling shareholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS
Cleary Gottlieb Steen & Hamilton LLP, New York, New York, will pass upon the validity of the shares of common stock offered by this prospectus. Additional legal matters may be passed upon for the selling shareholder or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on the Investor Relations section of our website, which is located at www.solventum.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website address is www.solventum.com. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
We are “incorporating by reference” certain documents that we have filed with the SEC under the Exchange Act, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus, or any subsequently filed document deemed incorporated by reference. We incorporate by reference into this prospectus the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on February 28, 2025;
•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, filed on May 9, 2025 and August 8, 2025, respectively;
•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 from our Definitive Proxy Statement on Schedule 14A related to our 2025 annual meeting of shareholders, filed with the SEC on March 21, 2025;

•	our Current Reports on Form 8-K, filed with the SEC on February 27, 2025 (pursuant to Item 1.01 and 9.01), May 2, 2025, June 25, 2025 and August 13, 2025; and
•
the description of our common stock contained in Exhibit 99.1 to our registration statement on Form 10-12B, initially filed with the SEC on February 20, 2024, as the description therein has been updated and superseded by the description of our common stock contained in Exhibit 99.1 to our Current Report on Form 8-K, filed on March 13, 2024.

Any future filings Solventum makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus are incorporated herein by reference (excluding any portions of such filings that have been “furnished” but not “filed” for purposes of the Exchange Act). Any statement contained in this prospectus or in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in those documents modifies or supersedes that statement. Any statement so modified or superseded will not be deemed to constitute a part of this prospectus except as so modified or superseded. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus do not purport to be complete, and, where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document. See “Where You Can Find More Information” for details on how you can obtain any of the documents we incorporate by reference or refer to in this prospectus through our website or from the SEC.

8,800,000 Shares

Solventum Corporation
Common Stock
Prospectus Supplement

Goldman Sachs & Co. LLC	BofA Securities

   , 2025